UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 1, 2017

California Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 Oakdale Avenue, Suite 900 Los Angeles, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
In response to stakeholder feedback, the Board of Directors of California Resources Corporation (the “Corporation”) has determined to recommend for approval at the 2018 annual meeting of stockholders an amendment to the Corporation’s certificate of incorporation to reduce the current supermajority vote thresholds to a majority vote. If approved, the Board of Directors of the Corporation also intends to approve related amendments to the corresponding provisions in the Corporation’s bylaws. The proposal will be described in more detail in the proxy materials to be furnished for that meeting, to which stockholders should refer for more information.
The Board of Directors believes that the proposed amendment will further align the Corporation’s corporate governance with best practices while having maintained corporate governance stability during the Corporation’s early years as a public company. The Corporation’s temporary division of the Board of Directors into three classes is already scheduled to cease automatically at the 2018 annual meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Executive Vice President - Finance

DATED: May 1, 2017